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                        SECONDARY SUB-ADVISORY AGREEMENT

    AGREEMENT made as of the 31st day of May, 1997, by and between TCW Funds Management, Inc., a California corporation ("FMI"), and TCW London International, Limited, a California corporation ("TCW London").

    WHEREAS, FMI has entered into a Sub-Advisory Agreement with Dean Witter InterCapital Inc. ("InterCapital") to provide investment advisory services for the Emerging Markets Portfolio and any subsequently established Portfolio ("Portfolio(s)") of Dean Witter Select Dimensions Investment Series (the "Fund");

    WHEREAS, TCW London is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as an investment adviser;

    WHEREAS, TCW London is a member of the Investment Management Regulatory Organization Limited ("IMRO") and as such is regulated by IMRO in the conduct of its investment business and nothing in this Agreement shall exclude any liability of TCW London to the Fund under the Financial Services Act of 1986 or the IMRO Rules;

    WHEREAS, FMI desires to retain the services of TCW London to render investment advisory services for the Portfolio in the manner and on the terms and conditions hereinafter set forth;

    WHEREAS, TCW London desires to be retained by FMI to provide such investment advisory services on said terms and conditions;

    NOW, THEREFORE; in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties agree as follows:

    1. Subject to the supervision of FMI, and in accordance with the investment objective, policies and restrictions set forth in the then current Registration Statement, which is hereby incorporated by reference, relating to the Fund which Registration Statement contains a recital of risk factors, and such investment objective, policies and restrictions from time to time prescribed by the Trustees of the Fund and communicated by FMI in writing to TCW London, TCW London agrees to provide the Portfolio with investment advisory services including, but not limited to, obtaining and evaluating such information and advice relating to the economy, securities and commodities markets and securities and commodities and shall manage the assets of the Portfolio in a manner consistent with the investment objective and policies of such Portfolio and shall determine the securities and commodities to be purchased, acquired, sold or otherwise disposed of by the Portfolio and the timing of such purchases, acquisitions, sales or dispositions. TCW London agrees to furnish to or place at the disposal of FMI the information, evaluations, analyses and opinions formulated or obtained by it in performing its advisory services under this Agreement. FMI and TCW London agree to make their offices and employees available to the other from time to time at reasonable times to review investment policies of the Portfolio and to consult with each other. Nothing in this Agreement shall require FMI to utilize the services of TCW London with respect to any specific or minimum percentage of the assets of the Portfolio.

    In the event the Fund establishes another portfolio other than the current Portfolio with respect to which FMI desires to retain TCW London to render investment advisory services hereunder, FMI shall notify TCW London in writing. If TCW London is willing to render such services, it shall notify FMI in writing, whereupon such other portfolio shall be deemed a Portfolio hereunder.

    2. TCW London shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of TCW London shall be deemed to include persons employed or otherwise retained by TCW London to furnish statistical and other factual data, advice regarding economic factors and trends, information, advice and assistance as FMI may desire. TCW London shall maintain whatever records as may


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be required to be maintained by it under the Investment Company Act of 1940, as amended (the "Act"), or the Investment Advisers Act of 1940. All such records so maintained shall be made available to FMI and the Fund, upon the request of FMI or the Fund. TCW London shall provide all account statements and performance or financial records as required by United States securities laws. TCW London acknowledges that cash balances and other assets of the Fund will be held by Custodian bank(s) designated by the Fund.

    3. FMI will, from time to time, furnish or otherwise make available to TCW London such financial reports, proxy statements and other information provided it by the Fund, including investment policies and restrictions from time to time prescribed by the Trustees of the Fund, relating to the business and affairs of the Portfolios as TCW London may reasonably require in order to discharge its duties and obligations hereunder or to comply with any applicable law and regulations. All instructions given by FMI to TCW London shall be in writing and sent to TCW London's principal office and shall take effect upon actual receipt by TCW London.

    4. For the services to be rendered, FMI, at its own expense, shall pay TCW London monthly compensation, determined by applying the annual rate of 0.50% to the Fund's average daily net assets for which TCW London renders sub-advisory services. For the purpose of calculating such fee, the net asset value for a month shall be the average of the net asset values for which TCW London provides sub-advisory services as determined for each business day of the month. If this Agreement becomes effective after the first day of a month, or terminates before the last day of a month, the foregoing compensation shall be prorated.

    In the event that the aggregate compensation received by FMI from the Fund for any month is less than that specified above, the compensation payable by FMI to TCW London shall be equal to that received by FMI. The compensation of TCW London is a responsibility of FMI and not a responsibility of the Fund.

    5. TCW London will use its best efforts in the performance of investment activities on behalf of the Portfolios, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, TCW London shall not be liable to InterCapital, FMI or the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by TCW London or for any losses sustained by the Portfolios or their investors.

    6. It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, TCW London and in any person controlled by or under common control or affiliated with TCW London and that TCW London and any person controlled by or under common control or affiliated with TCW London may have an interest in the Fund. It is also understood that TCW London and any affiliated persons thereof or any persons controlled by or under common control with TCW London have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses, and further may purchase, sell or trade any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing contained in this Agreement shall limit or restrict TCW London or any affiliated person thereof from so acting or engaging in any other business.

    7. This Agreement shall remain in effect until April 30, 1999 and from year to year thereafter with respect to each Portfolio provided such continuance with respect to a Portfolio is approved at least annually by the vote of holders of a majority, as defined in the Act, of the outstanding voting securities of the Portfolio or by the Trustees of the Fund; provided, that in either event such continuance is also approved annually by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) the Fund may at any time and without the payment of any penalty, terminate this Agreement upon thirty days' written notice to FMI and TCW London, either by majority vote of the Trustees of the Fund or, with respect to a Portfolio, by the vote of a majority of the outstanding voting securities of such Portfolio; (b) this Agreement shall immediately terminate in the event of its assignment, as defined in the Act, unless automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; (c) this Agreement shall

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immediately terminate in the event of the termination of the Sub-Advisory
Agreement; (d) FMI may terminate this Agreement without payment of penalty on thirty days' written notice to TCW London and the Fund; and (e) TCW London may terminate this Agreement without the payment of penalty on thirty days' written notice to FMI and the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage paid, to the other party at its principal business office.

    8. This Agreement may be amended by the parties without the vote or consent of the shareholders of any Portfolio to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund, InterCapital, FMI nor TCW London shall be liable for failing to do so.

    9. All formal complaints should, in the first instance, be made in writing to TCW London's compliance officer at TCW London's principal office. In addition, FMI and/or the Fund shall have a right to complain directly to IMRO.

    10. A statement is available from TCW London describing FMI's and/or the Fund's rights to compensation, if any, in the event that TCW London is unable to meet its liabilities.

    11. FMI acknowledges that for purposes of the IMRO rules, it will be treated as a non-private customer.

    12. This Agreement shall be construed in accordance with the law of the State of California and the applicable provisions of the Act. To the extent the applicable law of the State of California, or any of the provisions herein, conflicts with the applicable provisions of the Act, the latter shall control.

    13. The effective date of this Agreement shall be the day and year first written above.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written in Los Angeles, California.

                                          TCW FUNDS MANAGEMENT, INC.

                                          By:
                                                -------------------------------

                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------

                                          Attest:
                                                 -------------------------------

                                          Name:
                                                 -------------------------------
                                          Title:
                                                -------------------------------

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                                          TCW LONDON INTERNATIONAL LIMITED

                                          By:
                                                -------------------------------

                                          Name:
                                                -------------------------------

                                          Title:
                                                -------------------------------

                                          Attest:
                                                -------------------------------

                                          Name:
                                                -------------------------------

                                          Title:
                                                -------------------------------

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